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                                                                   Exhibit 10.18
                                eONE Global, LP
                      California Long-Term Incentive Plan

                       SECURED RECOURSE PROMISSORY NOTE


February 1, 2001                             $16,886,628.00


     FOR VALUE RECEIVED, the undersigned, Garen K. Staglin (the "Borrower"),
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hereby promises to pay to eONE Global, LP, a Delaware limited partnership (the
"Company"), or to the legal holder of this Note at the time of payment, the
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principal sum of Sixteen Million, Eight Hundred Eighty Six Thousand Six Hundred
Twenty Eight Dollars ($16,886,628) in lawful money of the United States of America, and to pay simple interest (computed on the basis of a 365 or 366 day year, as the case may be) on the outstanding principal amount hereof from and after the date of this Note until the principal amount hereof has been paid in full, at the rate of 7.4% per annum, such interest payment to be made annually on February 1 of each year. Such interest rate was determined by calculating the average of a notional rate of 8.5%, attributable to the 50% of the principal amount of this Note which is non-recourse, and a notional rate of 6.3%, attributable to the 50% of the principal amount of this Note which is full recourse. The entire principal amount of indebtedness evidenced by this Note, to the extent not theretofore prepaid as provided herein, shall be paid on the Maturity Date. Each prepayment of principal shall be accompanied by payment of any accrued and unpaid interest thereon through such prepayment date.

     As used in this Note, the term "Maturity Date" means the earlier of (i) the
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tenth (10/th/) anniversary of the date of this Note and (ii) the date of sale
(as defined in Section 1) of any portion of the Shares.

     If any date set for any payment or prepayment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment or prepayment shall be made on the next preceding business day.

     Payment of the principal of and interest on this Note is secured by a pledge of all partnership interests in the Company acquired by the Borrower (the "Shares") pursuant to the eONE Global, LP California Long-Term Incentive Plan
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pursuant to, and as more particularly described in, the terms of a Pledge
Agreement of even date herewith between the Borrower and the Company (the "Pledge Agreement"), reference to which is made for a description of the
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collateral provided thereby and the rights of the Company and any subsequent holder of this Note in respect of such collateral.

     Recourse of the holder of this Note for payment of the principal of and interest on this Note or any claim based thereon shall be limited, at any given time, to the sum of 50% of the then outstanding principal amount hereof plus
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100% of accrued and unpaid interest as of such time. The Borrower hereby warrants and represents to the Company that the indebtedness evidenced by this
Note is and will be a business purpose loan, the proceeds of which will be used solely to acquire the Shares.

     This Note is subject to the following further terms and conditions:

          1.   Mandatory Prepayments From Sales of Shares.  If at any time the
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Borrower receives any proceeds from the sale by the Borrower of Shares to anyone, the proceeds

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from such sale of Shares shall be applied to the prepayment first of the accrued and unpaid interest hereon until paid in full and then to the unpaid principal hereof. For purposes hereof, the term "sale" in the context of a sale of Shares
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shall include, in addition to any direct sale of Shares, any transaction
(including, without limitation, a merger, consolidation or recapitalization) pursuant to which Shares are converted into a right to receive, in whole or partial exchange or substitution for Shares, cash or cash equivalents.

          The right of the Borrower to receive proceeds upon the sale of Shares is subject to the prior right of the Company (or other holder of this Note) (i) in the case of a sale of Shares to the Company (or other holder of this Note), in lieu of the Company (or such other holder) paying the proceeds from such sale to the Borrower or his heirs, successors or permitted assigns to set off first against the accrued and unpaid interest on this Note and then against the unpaid principal of this Note an amount equal to the proceeds of such sale, or (ii) in the case of a sale of Shares to any other person or entity (collectively, the "Transfer Parties"), in lieu of any of such Transfer Parties paying the purchase
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price therefor to the Borrower or his heirs, successors or permitted assigns, to direct such Transfer Parties to pay an amount equal to the proceeds of such sale, net of any brokerage commission or underwriting discount, to the Company (or other holder of this Note) which shall set off such amount first against the accrued and unpaid interest on this Note and then against the unpaid principal of this Note.

          Concurrently with any prepayment (including by set-off) of any portion of the principal amount of this Note pursuant to this Section 1 or Section 2 hereof, the Company (or other holder of this Note) shall make a notation of such payment hereon.

          If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Borrower shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Note) any cash payments, cash dividends or other cash distributions in respect of any Shares, then and in each case, (i) the Borrower or any of his heirs, successors or permitted assigns to whom such distribution may be made shall, upon the receipt thereof, return to the Company (or other holder of this Note) such payments, dividends and distributions and the Company (or other holder of this Note) shall apply such amount first to the prepayment of the accrued and unpaid interest on this Note and then to the unpaid principal of this Note and (ii) the Company (or other holder of this Note) shall not be obligated to make any such cash payment, cash dividend or other cash distribution not theretofore made to which the Borrower, or any of his heirs, successors or permitted assigns are otherwise entitled in respect of their Shares and may, in lieu of paying such amount to the Borrower, set off the amount of such cash payment, cash dividend or other cash distribution first against the accrued and unpaid interest on this Note and then against the unpaid principal of this Note.

          2.   Payment and Prepayment.  All payments and prepayments of
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principal of and interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon final payment in full of principal and interest of this Note, it shall be surrendered for cancellation and thereafter shall be cancelled. The Pledge Agreement requires payment or prepayment of all obligations under this Note as a condition precedent to the release

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of, or transfer of the Borrower's interests in, the collateral subject to the
Pledge Agreement, all as described more fully in the Pledge Agreement.

          3.   Events of Default.  Upon the occurrence of any of the following
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events ("Events of Default"):
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          3.1  failure to pay the principal of this Note, or interest thereon, including any prepayments required hereunder or under the Pledge Agreement, which shall be unremedied for ten (10) days following the date when such payment was originally due hereunder; or

          3.2 failure of the Borrower to perform any of the Borrower's obligations under the Pledge Agreement, which shall remain unremedied for ten
(10) days following notice from the Company;

then, and in any event, the holder of this Note may declare by notice of default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

     No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

          4.   Miscellaneous.
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          4.1  The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

          4.2 All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if given in accordance with Pledge Agreement.

          4.3 The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          4.4 The provisions in this Note are severable, and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable.

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          IN WITNESS WHEREOF, this Secured Recourse Promissory Note has been duly executed and delivered by the Borrower on this date first above written.

                                           /s/ Garen K. Staglin
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                                         Signature of Borrower

                                           Garen K. Staglin
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                                         Print Name of Borrower

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